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                                                                     EXHIBIT 5.1

May 31, 2000


Olympic Cascade Financial Corporation
Suite 1560
875 North Michigan Avenue
Chicago, Illinois  60611


Re:  REGISTRATION STATEMENT ON FORM S-8


Dear Sir/Madam:

                  We have reviewed the Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 as amended (the "Act"), by Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), on May 31, 2000. The Registration Statement has been filed for the purpose of registering for offer and sale under the Act, up to 500,000 shares (the "Shares") of the Company's Common Stock, $.02 par value (the "Common Stock") issuable under the Company's 2000 Stock Option Plan (the "Plan").

                  We have examined your Certificate of Incorporation as amended, your Bylaws and such documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company, and public officials. In addition, we have assumed, without investigation, the accuracy of representations and statements as to factual matters made by officers and employees of the Company.

                  In addition, the opinions hereinafter expressed are subject to the following qualifications:

                  (a) Our opinion in Paragraph 1 below as to the good standing of the Company and its subsidiaries is based solely upon certificates from public officials and verbal confirmation from the State of Delaware.

                  (b) Our opinions below are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

                  (c) We disclaim any obligation to update this letter for events occurring after the date of this opinion letter.

                  (d) We are members of the Bar of the State of Illinois. Our opinions below are limited solely to the effect of the laws of the State of Illinois, the General Corporation Law of the State of Delaware and of the federal laws of the United States.

                  On the basis of such examination, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

                  2. The options, when issued pursuant to the terms and conditions of the Plans, as described in the Registration Statement, will constitute legal and binding obligations of the Company in accordance with their terms.





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                  3. The Shares, upon payment therefore and issuance thereof upon exercise of the options in accordance with the terms thereof and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             D'ANCONA & PFLAUM LLC


                                             /s/ Arthur Don
                                             -----------------------------------
                                             Arthur Don, Member






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